Pipeline Data Announces Record 2005 Year-End Results

Tuesday April 4, 10:59 am ET

Annual Revenue Climbs 54.8%

QUINCY, Mass.--(BUSINESS WIRE)--April 4, 2006--Pipeline Data Inc. (OTCBB: PPDA - News), a provider of payment processing solutions and services, announced record annual revenue and EBITDA for the calendar year ended December 31, 2005.

For the year ended December 31, 2005, revenue rose to $24.1 million, representing a year-over-year increase of 54.8% from $15.6 million for the year ended December 31, 2004. EBITDA, which means earnings before interest, taxes, depreciation and amortization, for the year ended December 31, 2005 was $1,215,677 as compared to $116,386 for 2004. Gross profit, which equals net income from operations less total cost of goods and services (including interchange), rose to $6,522,970 for the year ended 2005 as compared to $3,121,164 for the year ended 2004. Gross margin increased to 27.1% for the year ended December 31, 2005 compared to 20.1% for the year ended December 31, 2004. Management attributes these results to escalating organic growth, improved vendor pricing and portfolio acquisitions.

Pipeline Data historically deemed its acquired merchant portfolios and residual rights purchases to have an indefinite life and reviewed them for impairment on an annual basis. The company now has chosen a more conservative approach and, for financial reporting purposes, has decreased the estimated remaining useful life of these intangible assets and now amortizes them over a seven-year period. After applying the seven year amortization period, for the year ended December 31, 2005, net income from operations was $306,337, as compared to year ended 2004 when net income from operations was $5,992. The non-cash expense and impact on Pipeline Data’s net income from operations was a decrease of $718,415. The shortened amortization period and its resulting impact has not affected the company’s EBITDA.

The year 2005 was a dynamic one for Pipeline Data. In addition to completing three substantial financings, the company acquired two portfolios aggregating more than 1600 merchant accounts and relocated three of its business locations. Pipeline Data has added to the services and solutions it provides to its existing customer base and has created an attractive platform for new customers through the acquisitions of Charge.com (within the Internet transaction processing space) and World Products, Inc dba AIRCHARGE (within the wireless transaction processing space). Charge.com is a growing online payment processor, while AIRCHARGE provides a wireless payment processing product to business customers.

Incorporating Charge.com and AIRCHARGE’s operating results on a pro forma basis, for the year ended December 31, 2005, gross revenue would have totaled in excess of $28 million, EBITDA would have been approximately $3.9 million, while net income would have been approximately $2.2 million for the same period.

About Pipeline Data:

Pipeline Data Inc. provides integrated transaction processing services for all major credit cards. The Company offers card processing services in three key areas: wireless mobile payment, e-commerce solutions and retail merchant payment.

Safe Harbor Statement:

The information provided for in this Press Release contains forward-looking statements that involve risks and uncertainties more fully set forth in the Company’s filing. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release contains statements that are forward-looking, such as statements relating to uncertainties that could affect performance and results of the Company in the future and, accordingly, such performance and results may materially differ from those expressed or implied in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to those relating to the Company’s growth strategy, customer concentration, outstanding indebtedness, seasonality, expansion and other activities of competitors, changes in federal or state laws and the administration of such laws, protection of the securities markets and other risks detailed in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Statements made in this Press Release that are not historical facts are forward-looking statements that are subject to the “safe harbor” created by the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ significantly from those discussed and/or implied herein.

Contact:

Pipeline Data Inc.

Lane Gordon, 617-405-2600 x228

Lane.Gordon@pipelinedata.com

www.pipelinedata.com